                                                                Exhibit 1(c)

                  SUNAMERICA STRATEGIC INVESTMENT SERIES, INC.

                             ARTICLES SUPPLEMENTARY
                             ----------------------

                  SUNAMERICA STRATEGIC INVESTMENT SERIES, INC., a Maryland corporation having its principal office in Baltimore City, Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                  FIRST: (a) The Board of Directors of the Corporation has duly divided and classified one hundred million (100,000,000) unissued shares of the authorized Common Stock, par value $.0001 per share, of the Corporation as a series designated the "Stock Index Fund." The "Stock Index Fund" shall have four classes of shares, designated Class A, Class B, Class II and Class I, consisting, until further changed, of twenty-five million (25,000,000) Class A shares, twenty-five million (25,000,000) Class B shares, twenty-five million (25,000,000) Class II shares and twenty-five million (25,000,000) Class I shares.

                          (b) The preferences, conversion and other rights,
voting powers, restrictions, limitation as to dividends, qualifications, and other terms and conditions of redemptions of the Class A and Class B shares of the "Stock Index Fund" are set forth in the Charter of the Corporation. The preferences, conversion and other rights, voting powers, restrictions, limitation as to dividends, qualifications, and other terms and conditions of redemptions of the Class II and Class I shares of the "Stock Index Fund" are set forth below.

                  SECOND: (a) The Board of Directors of the Corporation has duly divided and classified one hundred million (100,000,000) unissued shares of the authorized Common Stock, par value $.0001 per share, of the Corporation as a series designated the "Science and Technology Fund." The "Science and Technology Fund" shall have four classes of shares, designated Class A, Class B, Class II and Class I, consisting, until further changed, of twenty-five million (25,000,000) Class A shares, twenty-five million (25,000,000) Class B shares, twenty-five million (25,000,000) Class II shares and twenty-five million (25,000,000) Class I shares.

                          (b)  The preferences, conversion and other rights,
voting powers, restrictions, limitation as to dividends, qualifications, and other terms and conditions of redemptions of the Class A and Class B shares of the "Science and Technology Fund" are set forth in the Charter of the Corporation. The preferences, conversion and other rights, voting powers, restrictions, limitation as to dividends, qualifications, and other terms and conditions of redemptions of the Class II and Class I shares of the "Science and Technology Fund" are set forth below.

                  THIRD: (a) The Board of Directors of the Corporation has duly divided and classified one hundred million (100,000,000) unissued shares of the authorized Common Stock, par value $.0001 per share, of the Corporation as a series designated the "Aggressive Growth LifeStage Fund." The "Aggressive Growth LifeStage Fund" shall have four classes of shares, designated Class A, Class B, Class II and Class I, consisting, until further changed, of twenty-five million (25,000,000) Class A shares, twenty-five million (25,000,000) Class B shares, twenty-five million (25,000,000) Class II shares and twenty-five million (25,000,000) Class I shares.

                          (b) The preferences, conversion and other rights,
voting powers,
restrictions, limitation as to dividends, qualifications, and other terms and conditions of redemptions of the Class A and Class B shares of the "Aggressive Growth LifeStage Fund" are set forth in the Charter of the Corporation. The preferences, conversion and other rights, voting powers, restrictions, limitation as to dividends, qualifications, and other terms and conditions of redemptions of the Class II and Class I shares of the "Aggressive Growth LifeStage Fund" are set forth below.

                  FOURTH: (a) The Board of Directors of the Corporation has duly divided and classified one hundred million (100,000,000) unissued shares of the authorized Common Stock, par value $.0001 per share, of the Corporation as a series designated the "Moderate Growth LifeStage Fund." The "Moderate Growth LifeStage Fund" shall have four classes of shares, designated Class A, Class B, Class II and Class I, consisting, until further changed, of twenty-five million (25,000,000) Class A shares, twenty-five million (25,000,000) Class B shares, twenty-five million (25,000,000) Class II shares and twenty-five million (25,000,000) Class I shares.

                          (b) The preferences, conversion and other rights,
voting powers, restrictions, limitation as to dividends, qualifications, and other terms and conditions of redemptions of the Class A and Class B shares of the "Moderate Growth LifeStage Fund" are set forth in the Charter of the Corporation. The preferences, conversion and other rights, voting powers, restrictions, limitation as to dividends, qualifications, and other terms and conditions of redemptions of the Class II and Class I shares of the "Moderate Growth LifeStage Fund" are set forth below.

                  FIFTH: (a) The Board of Directors of the Corporation has duly divided and classified one hundred million (100,000,000) unissued shares of the authorized Common Stock, par value $.0001 per share, of the Corporation as a series designated the "Conservative Growth LifeStage Fund." The "Conservative Growth LifeStage Fund" shall have four classes of shares, designated Class A, Class B, Class II and Class I, consisting, until further changed, of twenty-five million (25,000,000) Class A shares, twenty-five million (25,000,000) Class B shares, twenty-five million (25,000,000) Class II shares and twenty-five million (25,000,000) Class I shares.

                          (b) The preferences,  conversion and other rights,
voting powers, restrictions, limitation as to dividends, qualifications, and other terms and conditions of redemptions of the Class A and Class B shares of the "Conservative Growth LifeStage Fund" are set forth in the Charter of the Corporation. The preferences, conversion and other rights, voting powers, restrictions, limitation as to dividends, qualifications, and other terms and conditions of redemptions of the Class II and Class I shares of the "Conservative Growth LifeStage Fund" are set forth below.

                  SIXTH: Except to the extent provided otherwise by the Charter of the Corporation, the Class II and Class I shares of the Stock Index, Science and Technology, Aggressive Growth LifeStage, Moderate Growth LifeStage, and Conservative Growth LifeStage Funds, and of any other series of Common Stock of the Corporation (unless otherwise provided in the articles supplementary or other charter document classifying represent an equal proportionate interest in the assets belonging to the Series (subject to the liabilities of the Series) and each share of the Series shall have identical voting, dividend, liquidation and other rights; provided, however, that notwithstanding anything in the
                  --------  -------
Charter of the Corporation to the contrary:

                  (i) The Class A, Class B, Class II and Class I shares of the Series may be issued and sold subject to such different sales loads or charges, whether initial, deferred or contingent, or any combination thereof, as the Board of Directors may from time to time establish in accordance with the Investment Company Act of 1940 and the Rules of Fair Practice adopted by the National Association of Securities Dealers, Inc.;

                  (ii) Liabilities of the Series which are determined by or under the supervision of the Board of Directors to be attributable to a particular class of the Series may be charged to that class and appropriately reflected in the net asset value of, or dividends payable on, the shares of that class of the Series;

                  (iii) Except as otherwise provided in the Charter of the Corporation, on the eighth anniversary of the first business day of the month following the month in which Class B shares of the Series were purchased by a holder thereof, such shares (together with a pro rata portion of any Class B shares purchased through the reinvestment of dividends or other distributions paid on all Class B shares held by such holder) shall automatically convert to Class A shares of the Series on the basis of the respective net asset value of the Class B shares and the Class A shares of the Series on the conversion date; provided, however, that conversion of the Class B shares represented by
         --------  -------
         stock certificates shall be subject to tender of such certificates; and provided, further, that any conversion of Class B shares shall be
         --------  -------
         subject to the continuing availability of a opinion of counsel to the effect that (A) the assessment of the expenses referred to in subparagraph (ii) above with respect to Class B shares does not result in the Corporation's dividends or distributions constituting "preferential dividends" under the Internal Revenue Code of 1986, as amended, and (B) such conversion does not constitute a taxable event under federal income law. The Board of Directors, in its sole discretion, may suspend the conversion of Class B shares if such opinion is no longer available;

                  (iv) The Class A, Class B, Class II and Class I shares of the Series may have such different exchange rights as the Board of Directors shall provide in compliance with the Investment Company Act of 1940.

                 SEVENTH: The foregoing amendments to the Charter of the Corporation do not increase the authorized capital stock of the Corporation.

                 EIGHTH: The aforesaid shares have been duly classified by the Board of Directors pursuant to authority and power expressly vested in the Board of Directors of the Corporation by Article SIXTH of the Charter of the Corporation.

         IN WITNESS WHEREOF, the Corporation has caused these present to be signed in its name and on its behalf by its Vice President and Assistant Secretary and attested by its Assistant Secretary on this 27th day of September, 2001.

                                    SUNAMERICA STRATEGIC INVESTMENT SERIES, INC.


                       By: /s/ Peter E. Pisapia
                           ------------------------------
                                Peter E. Pisapia
                                Vice President and Assistant Secretary
ATTEST: